UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Website address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2020, Delta Air Lines, Inc. (“Delta”) and SkyMiles IP Ltd., a newly formed exempted company incorporated with limited liability under the laws of the Cayman Islands and an indirect wholly-owned subsidiary of Delta (“SMIP” and together with Delta, the “Issuers”), completed the previously announced private offering of an aggregate of $2.5 billion principal amount of 4.500% senior secured notes due 2025 (the “2025 Notes”) and an aggregate of $3.5 billion principal amount of 4.750% senior secured notes due 2028 (the “2028 Notes,” together with the 2025 Notes, the “Notes”). The Notes are guaranteed by SkyMiles Holdings Ltd. (“SMHL”), SkyMiles IP Holdings Ltd. (“SMIH”) and SkyMiles IP Finance Ltd. (“SMIF” and together with SMHL and SMIH, the “Guarantors”), each of which are newly formed exempted companies incorporated with limited liability under the laws of the Cayman Islands and direct or indirect wholly-owned subsidiaries of Delta. The Notes were issued pursuant to an indenture, dated as of September 23, 2020, among Delta, SMIP, the Guarantors and U.S. Bank National Association, as trustee (the “Indenture”). Concurrently with the issuance of the Notes, Delta and SMIP, as co-borrowers, and the Guarantors entered into a credit agreement with Barclays Bank PLC, as administrative agent, U.S. Bank National Association, as collateral administrator, and the lenders party thereto, pursuant to which Delta and SMIP borrowed an aggregate principal amount of $3.0 billion (the “New Credit Facility,” and collectively with the Notes, the “SkyMiles Financing”).

Subject to certain permitted liens and other exceptions, the Notes, note guarantees and the loans under the New Credit Facility will be secured by first-priority security interests in, and pledge of, the SkyMiles Agreements (as defined in the Indenture and the New Credit Facility) (including all payments thereunder) and rights under certain intercompany agreements, including the IP Licenses (as defined below), certain rights under the SkyMiles program (as defined in the Indenture and the New Credit Facility), certain deposit accounts that receive revenue under SkyMiles Agreements, the equity of SMIP and substantially all other assets of SMIF and SMIP.

The Notes, the note guarantees and the loans under the New Credit Facility (i) rank equally in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness, (ii) are effectively senior to all existing and future indebtedness of the Issuers and the Guarantors that is not secured by a lien, or is secured by a junior-priority lien, on the collateral, to the extent of the value of the collateral, (iii) are effectively subordinated to any existing or future indebtedness of the Issuers and the Guarantors that is secured by liens on assets that do not constitute a part of the collateral to the extent of the value of such assets and (iv) rank senior in right of payment to the Issuers’ and the Guarantors’ future subordinated indebtedness. The Notes, the note guarantees and the loans under the New Credit Facility will also be structurally subordinated to all existing and future obligations, including trade payables, of Delta’s subsidiaries, other than SMIP and the Guarantors.

Payment Terms of the Notes and Loans under the New Credit Facility

The 2025 Notes bear interest at a rate of 4.500% per annum and will mature on October 20, 2025. The 2028 Notes bear interest at a rate of 4.750% per annum and will mature on October 20, 2028. Interest on the Notes is payable in quarterly installments on January 20, April 20, July 20 and October 20 of each year, beginning January 20, 2021 (each a “Payment Date”). The principal on the 2025 Notes will be repaid in quarterly installments of 1/12 of the aggregate principal amount of the 2025 Notes, or approximately $208.333 million, on each Payment Date beginning with the Payment Date in January 2023. The principal on the 2028 Notes will be repaid in quarterly installments of 1/12 of the aggregate principal amount of the 2028 Notes, or approximately $291.667 million, on each Payment Date beginning with the Payment Date in January 2026.

The scheduled maturity date of the New Credit Facility is October 20, 2027. Loans outstanding under the New Credit Facility bear interest at a variable rate equal to LIBOR (but not less than 1.0% per annum), plus a margin of 3.75% per annum, payable on each Payment Date. The principal on loans outstanding under the New Credit Facility will be repaid in quarterly installments of 5.0% of the aggregate principal amount of the New Credit Facility, or $150.0 million, on each Payment Date beginning with the Payment Date in January 2023. These amortization payments (as well as those for the Notes) will be subject to the occurrence of certain early amortization events, including the failure to satisfy a minimum debt service coverage ratio at specified determination dates.

The Indenture and the New Credit Facility contain mandatory prepayment provisions triggered upon (i) the issuance or incurrence by SMIP or the Guarantors of certain indebtedness or (ii) the receipt by Delta or its subsidiaries of net proceeds from pre-paid mile purchases exceeding $505.0 million, with prepayment required only in respect of net proceeds from such purchases exceeding $500.0 million. Each of these prepayments would also require payment of an applicable premium. Certain other events, including a Parent Change of Control Triggering Event (as defined in the Indenture and the New Credit Facility) and certain collateral sales exceeding a specified threshold, will also trigger mandatory repurchase or mandatory prepayment provisions under the Indenture and the New Credit Facility, respectively. Optional redemption or prepayment of some or all of the Notes or loans outstanding under the New Credit Facility is also permitted, although payment of an applicable premium is required where specified in the Indenture and New Credit Facility.

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Other Terms of the Notes and Loans under the New Credit Facility

The Indenture and the New Credit Facility contain certain covenants that limit the ability of SMIP, the Guarantors and, in certain circumstances, Delta to, among other things, (i) incur additional indebtedness, (ii) incur certain liens on the collateral, (iii) merge, consolidate or sell substantially all of their assets, (iv) dispose of the collateral, (v) sell pre-paid miles in excess of $550.0 million in the aggregate, and (vi) terminate, amend, waive, supplement or modify the IP Licenses, or exercise rights and remedies thereunder, except under certain circumstances. The Indenture and the New Credit Facility also contain covenants that limit the ability of SMIP and the Guarantors to make restricted payments and engage in certain business activities.  Delta and SMIP are also prohibited from substantially reducing the SkyMiles program business or modifying the terms of the SkyMiles program in a manner that would reasonably be expected to materially impair repayment of the SkyMiles Financing obligations (described as a “Payment Material Adverse Effect” in the Indenture and the New Credit Facility), and Delta and its subsidiaries are prohibited from changing the policies and procedures of the SkyMiles program in a manner that would reasonably be expected to have a Payment Material Adverse Effect or operating a competing loyalty program. Notwithstanding these restrictions, the SkyMiles program will operate as it has in the past, and the entry into the SkyMiles Financing will not have any impact on the benefits offered to SkyMiles members.

In addition, subject to certain exceptions, the Indenture and the New Credit Facility restrict the ability of Delta, SMIP or any Guarantor to terminate, or modify certain terms within, the intercompany agreement governing the relationship between Delta and SMIP with respect to the SkyMiles program.

The Indenture and the New Credit Facility also require Delta and SMIP to comply with certain affirmative covenants, including (i) certain reporting requirements and (ii) the use of commercially reasonable efforts to cause sufficient counterparties to SkyMiles Agreements to direct payments of Transaction Revenues (as defined in the Indenture and the New Credit Facility) into a collections account, such that at least 90% of SkyMiles Revenues in a quarterly reporting period are deposited directly into such account, with amounts to be distributed from such account for the payment of fees, principal and interest on the Notes and the loans outstanding under the New Credit Facility pursuant to a payment waterfall described in the Indenture and New Credit Agreement, respectively. In addition, the Indenture and the New Credit Facility require Delta to maintain minimum liquidity, defined as the sum of (a) unrestricted cash and cash equivalents and (b) the aggregate principal amount committed and available to be drawn under all of Delta’s revolving credit facilities, at the close of any business day of at least $2.0 billion.

Subject to certain materiality thresholds, qualifications, exceptions, “baskets” and grace and cure periods, the Indenture and the New Credit Facility contain various events of default, including payment defaults, covenant defaults, cross-defaults to certain indebtedness, termination of certain agreements related to the SkyMiles program, bankruptcy events of SMIP or any Guarantor, and a change of control of SMIP or any Guarantor. A bankruptcy event of Delta is not itself an event of default; following a Delta bankruptcy, an event of default would only occur if Delta failed to satisfy certain enumerated bankruptcy case milestones (as described in the Indenture and the New Credit Facility). Upon the occurrence of an event of default, the outstanding obligations under the Indenture and the New Credit Facility may (or, with respect to the bankruptcy events noted above, shall) be accelerated and become due and payable immediately.

Terms of Certain Intercompany Agreements Related to the SkyMiles Financing

In connection with the issuance of the Notes and entry into the New Credit Facility, Delta, SMIP and the Guarantors entered into a series of transactions that resulted in the transfer to SMIP of, among other things, Delta’s rights to certain data and other intellectual property used in the SkyMiles program (subject to certain exceptions) (such assets, the “Transferred SkyMiles IP”). SMIP has entered into a license agreement with SMIF pursuant to which SMIP has granted to SMIF an exclusive, irrevocable (subject to certain termination rights), perpetual, worldwide, royalty-bearing license to use the Transferred SkyMiles IP (the “SMIF License”), and SMIF has in turn granted to Delta an exclusive, irrevocable (subject to certain termination rights), perpetual, worldwide, royalty-bearing sublicense to use the Transferred SkyMiles IP (together with the SMIF License, the “IP Licenses”). The IP Licenses would be terminated, and Delta’s right to use the Transferred SkyMiles IP would cease, upon specified termination events, including, but not limited to, the occurrence of an event of default under the Indenture or the New Credit Facility. In certain circumstances, such a termination would trigger a liquidated damages payment in an amount that is greater than the initial principal amount of the Notes and the loans under the New Credit Facility.

The descriptions of the arrangements above are summaries only, and the summaries of the Notes, the Indenture and the New Credit Facility are qualified in their entirety by reference to the full text of such documents. Any representations and warranties of a party set forth in such documents have been made solely for the benefit of the other parties thereto. Such representations and warranties were made only as of the date thereof or such other date as specified in such document, may be subject to a contractual standard of materiality different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference, insofar as it relates to the creation of a direct financial obligation.

Item 2.06	Material Impairments.

Delta has decided to retire the company’s Boeing 717-200 aircraft and the remainder of its 767-300ER aircraft by December 2025 and its CRJ-200 aircraft by December 2023, earlier than previously scheduled. These plans are another step in Delta’s fleet simplification strategy, which is intended to streamline and modernize Delta’s fleet, enhance the customer experience, and generate cost savings.  As a result of this determination, Delta evaluated its Boeing 717-200 and CRJ-200 aircraft as well as the remainder of its Boeing 767-300ER aircraft for impairment and, on September 23, 2020, concluded that the carrying value of these aircraft was no longer recoverable when compared to their estimated remaining future cash flows. Consequently, during the September 2020 quarter, Delta expects to record non-cash impairment charges associated with these aircraft. Although the actual amount of the charges has not yet been finalized, Delta expects the aggregate impairment and other related charges to be in a range from $2.0 billion and $2.5 billion, before tax. An immaterial amount associated with the charges is expected to result in future cash expenditures. Delta may continue to consider further opportunities for early aircraft retirements in an effort to modernize and simplify its fleet.

Item 7.01	Regulation FD Disclosure.

As previously announced, Delta also plans to record a charge associated with its voluntary early retirement and separation programs during the September 2020 quarter, which Delta continues to expect to be in a range from $2.7 billion to $3.3 billion, before tax.

Statements in this Form 8-K that are not historical facts, including statements about Delta’s estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or Delta’s present expectations. Known material risk factors applicable to Delta are described in “Item 1A. Risk Factors” of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and “Item 1A. Risk Factors” of Part II of the company’s Form 10-Q for the fiscal quarter ended June 30, 2020, other than risks that could apply to any issuer or offering. All forward-looking statements speak only as of the date made, and Delta undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 4.1	Indenture, dated as of September 23, 2020, among Delta, SMIP, the Guarantors and U.S. Bank National Association, as trustee

Exhibit 4.2	Form of 4.500% Senior Secured Note Due 2025 (included in Exhibit 4.1)

Exhibit 4.3	Form of 4.750% Senior Secured Note Due 2028 (included in Exhibit 4.1)

Exhibit 10.1	Term Loan Credit and Guaranty Agreement, dated as of September 23, 2020, among Delta, SMIP, the Guarantors, Barclays Bank PLC, as administrative agent, U.S. Bank National Association, as collateral administrator, and the lenders party thereto

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Paul A. Jacobson
Date: September 25, 2020	Paul A. Jacobson, Executive Vice President and Chief Financial Officer

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